UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia		20191
(Address of principal executive offices)		(Zip Code)

(571) 382-1090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2005, the Compensation Committee of the Board of Directors of Tier Technologies, Inc. (“Tier” or the “Company”), approved a Management Incentive Plan for fiscal year 2005 for certain key employees and the following executive officers: Donald Fairbairn, Senior Vice President—Human Resources; Michael Lawler; Senior Vice President—EPOS and OPC; Deanne Tully, Vice President, General Counsel and Secretary; Todd Vocovich, Senior Vice President—PSSI Operations; and Steven Wade, Senior Vice President—Business Development. Individual qualitative and financial targets have been established for each of these officers, which are subject to the attainment of certain corporate performance thresholds. Individual targeted incentives for these officers range between 30% and 50%. Mr. Fairbairn is eligible to receive up to $60,000 or 30% of his base compensation under the plan.

Item 9.01 Financial Statements and Exhibits

99.1	“Tier Technologies, Management Incentive Plan (“MIP”), FY 2005”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ David E. Fountain
David E. Fountain
Sr. Vice President, Chief Financial Officer

Date: May 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Tier Technologies, Management Incentive Plan (“MIP”), FY 2005”.